UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2014

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECITON OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 29, 2014, the Bank of Kentucky, Inc. (the “Bank”), the wholly owned subsidiary of The Bank of Kentucky Financial Corporation (the “Company”), executed an amendment (the “Amendment”) to the Bank’s Executive Private Pension Plan (the “Pension Plan”).

The Amendment amends the Pension Plan to eliminate the existing lump sum distribution provision upon a Separation from Service prior to Normal Retirement Age (as such terms are defined in the Pension Plan) and provides that the form of such benefit will be in the form of a term annuity, which term shall not exceed 15 years. The Amendment also provides that the commencement date of the term annuity shall be the later of the date (i) designated by a participant in writing on or before October 31, 2014, or (ii) which is 5 years from the participant’s Separation from Service. The Amendment further modifies the definition of years of service to provide that the 2015 year of service will be credited in 2014 for all participants employed on December 31, 2014 who make the minimum contribution to the Defined Contribution Plan (as such term is defined in the Pension Plan) in 2015.

The foregoing description is qualified by the full text of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1 Amendment #3 to The Bank of Kentucky, Inc. Private Pension Plan.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

Date: October 31, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Amendment #3 to The Bank of Kentucky, Inc. Private Pension Plan